Exhibit 99

Third Quarter 2006 Earnings Conference Call October 31, 2006

Cautionary Statement Forward-Looking StatementsThis presentation includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements, including statements regarding anticipated financial results, the company’s 2006 outlook, anticipated firming of the retail used vehicle market, future volumes and acquisition pipeline are subject to certain risks, trends, and uncertainties that could cause actual results to differ materially from those projected, expressed or implied by such forward-looking statements. The statements are based on assumptions about important factors including: trends in new and retail used vehicle sales and incentives, including wholesale used vehicle pricing; economic conditions, including fuel prices; weather, Canadian exchange rate and interest rate fluctuations; competition, litigation developments, trends in the vehicle remarketing industry; corporate development activities, including acquisitions; investments in technology, general business conditions, vehicle production and the other risk factors described in the company’s Annual Report on Form 10-K, and other risks described from time to time in the company’s filings with the Securities and Exchange Commission. Many of these risk factors are outside of the company’s control, and as such, they involve risks that are not currently known to the company that could cause actual results to differ materially from those discussed or implied herein. The forward-looking statements in this document are made as of the date hereof and the company does not undertake to update its forward-looking statements.This presentation includes certain non-GAAP measures. These non-GAAP measures are reconciled to the most directly comparable GAAP measures in Appendix 2 to this presentation.

Q3 Overview Revenue – Up 13% to $273M: Vehicles entered – 2.0% ( institutional) Increased ancillary services rev. Loan transactions – 4.6% Cost of Services – up 18% to $138M driven by:Conversion rate to 58.2% from 58.8% in Q3 2005 Incr. vehicle handling costs Incr. ancillary services INDUSTRY ADESA Supply - Volume coming to auction increasing Demand – Retail market sales down 10% YTD vs. 05. Steepest YTD decline in last decade

Industry – Current Signs Retail used vehicle sales 5.1% from Aug. to Sept. Largest increase since 1997 Falling gasoline prices First price increase for full-size SUV’s since Apr. 2004 Used vehicle prices in the 50% to 60% price band Estimated 7-day incr. in inventory of manufacturer and captive finance vehicles for the auction industry POSITIVE INDICATORS FOR FUTURE VOLUMES

 Interest Expense $0.3M Income taxes $2.1M Q3 Financial Review*– ADESA, Inc. Revenues up $31.9M to $272.9M Net income - $34.1M / $0.38 EPS Operating profit increased $2.4M to $58.3M* Unless otherwise specified, all comparisons are vs. Q3 2005 Acquisitions, 20%FX, 12%DSG, 11%ASG Organic, 57%

 Q3 Financial Review* - Auction Services Group Operating profit $0.7M to $39.9M $21M increase in cost of services Increased lower margin ancillary services (transportation & reconditioning) Foreign currency $6.4M increase in SG&A Normal compensation increases Incremental stock-based compensation ($0.5M) $1.4M increase in D&ARevenue growth of $28.1M to $236.2M * Unless otherwise specified, all comparisons are vs. Q3 2005 Higher Ancillary Services, Increased Fee Income, 65%Acquisitions, 22%FX, 13%

Q3 Financial Review* - Dealer Services GroupRevenue growth of $3.8M to $36.7M Loan transactions up 4.6% to record 290k Revenue per loan transaction up 6.7% to record $127 Operating profit increased $4.1M to $24.4M * Unless otherwise specified, all comparisons are vs. Q3 2005 Portfolio at $787M; up 18%; 95% current Loan Transaction Growth, 40%Interest Rate Increases, 30%Increased Vehicle Values, 30%

Q3 Financial Review Continued Other Financial Metrics Debt to capital – 23.1% vs. 26.3% at Q2 2006 Increased capital structure efficiency via $50 million revolver paydown Availability under revolving credit facility is $247M EBITDA - $72.2M versus $66.3M* last year Capital expenditures of $7M for Qtr / $24M YTDExpected to be $10M - $15M under $48M guidance Cash of $218M ($45M available) * Includes $2.4M impact for debt prepayment expenses net of gain on termination of swap

2006 Outlook EPS expected to be at the lower end of previously issued earning guidance of $1.47 to $1.55 range Guidance includes approximately $0.03 per diluted share resulting from adoption of SFAS 123(R) and $2.7M Kitchener-related first quarter charge

Strategic Initiatives Update Investments for growth Acquisition of 3 salvage sites in Texas Nation’s 2nd largest salvage market North American market share now at 9% Acquisition pipeline remains healthy

Q3 Operational Developments Continue to win accolades from our customers Toyota’s Premier Award at NAAA Further strengthened e-business team Hiring of Bob Schoen as VP e-Business Launched ADESA Dealer Block on ADESA.com Continued progress with operational alignment “One operating mindset” Operational excellence

APPENDIX 1

Third Quarter Statistics: 2002 – 2006

	2006	2005	2004	2003	2002
Vehicles Entered (000's) (1)	747	732	721	750	773
Vehicles Sold (000's)					
Used	435	430	431	458	433
Salvage	57	45	47	45	41
Total Vehicles Sold	492	475	478	503	474
Conversion Percentage (2)	58.2%	58.8%	59.8%	61.1%	56.0%
Revenue per Vehicle Sold (3)	$480	$438	$415	$393	$382
Loan Transactions (000's)	290	277	268	238	237
Revenue per Loan Transaction	$127	$119	$106	$107	$108

(1) Does not include salvage vehicles.

(2) Conversion percentage represents the number of used vehicles sold as a % of the number of used vehicles entered or offered for sale at used vehicle auctions. Does not include salvage vehicles.

(3) Amounts restated to exclude the operations of ComSearch, Inc. which was sold in Q3 2005.

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2006 Major Cash Flow Uses
($ In Millions)

	Q1 2006		Q2 2006		Q3 2006		YTD 2006	
CASH PAID FOR INTEREST	$	(3.9)	$	(8.7)	$	(3.8)	$	(16.4)
CASH TAXES	$	(21.6)	$	(21.5)	$	(13.6)	$	(56.7)
DIVIDENDS	$	(6.7)	$	(6.7)	$	(6.8)	$	(20.2)
DEBT REPAYMENT	$	(7.5)	$	(7.5)	$	(57.5)	$	(72.5)
CAPITAL EXPENDITURES	$	(6.2)	$	(10.7)	$	(7.3)	$	(24.2)
ACQUISITIONS	$	(29.7)	$	(0.3)	$	(24.7)	$	(54.7)
INVESTMENTS	$	(12.5)	$	-	$	(0.1)	$	(12.6)

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ADESA, Inc.
Consolidated Statements of Income
(In millions, except per-share data)
(Unaudited)

	Three Months Ended September 30, 2006 U.S. GAAP Reported	Three Months Ended September 30, 2005 U.S. GAAP Reported	Special Items	Adjusted
Operating revenues				
Auction services group	$236.2	$208.1		$208.1
Dealer services group	36.7	32.9		32.9
Total operating revenues	272.9	241.0		241.0
Operating expenses				
Cost of services (exclusive of depreciation & amortization)	137.8	116.8		116.8
Selling, general and administrative	64.7	57.5		57.5
Depreciation and amortization	12.1	10.8		10.8
Total operating expenses	214.6	185.1		185.1
Operating profit	58.3	55.9		55.9
Interest expense	7.1	7.4		7.4
Other income, net	(1.8)	(2.5)	$0.5 (1)	(2.0)
Loss on extinguishment of debt	—	2.9	(2.9) (2)	—
Income from continuing operations before income taxes	53.0	48.1	2.4	50.5
Income taxes	18.6	16.5	0.9	17.4
Income from continuing operations	$34.4	$31.6	$1.5	$33.1
Loss from discontinued operations, net of income taxes	(0.3)	(0.1)		
Net income	$34.1	$31.5		
Earnings per share—basic and diluted				
Income from continuing operations	$0.38	$0.35	$0.02	$0.37
Loss from discontinued operations, net of income taxes	—	—		
Net income	$0.38	$0.35		
Weighted average shares outstanding:				
Basic	89.90	89.53		89.53
Diluted	90.22	89.97		89.97

(1) The SWAP agreement related to the former Term Loan B facility was terminated in the third quarter 2005, as a result of the amendment and restatement of the credit facility. Consequently, the $0.5 million unrealized gain on hedge that was a component of "Other Comprehensive Income" prior to the termination was recorded as a $0.5 million in "Other realized gain Income" in the third quarter 2005.

(2) In the third quarter 2005, a charge was incurred for the write-off of unamortized debt issuance costs associated with the Company's June 2004 credit facility and expenses related to the amended and restated credit facility.

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ADESA, Inc.
Consolidated Statements of Income
(In millions, except per-share data)
(Unaudited)

	Nine Months Ended September 30, 2006 U.S. GAAP Reported	Nine Months Ended September 30, 2005 U.S. GAAP Reported	Nine Months Ended September 30, 2005 Special Items	Nine Months Ended September 30, 2005 Adjusted
Operating revenues				
Auction services group	$726.3	$636.1		$636.1
Dealer services group	108.1	94.1		94.1
Total operating revenues	834.4	730.2		730.2
Operating expenses				
Cost of services (exclusive of depreciation & amortization)	419.7	346.4		346.4
Selling, general and administrative	195.4	168.4		168.4
Depreciation and amortization	33.9	30.0		30.0
Total operating expenses	649.0	544.8		544.8
Operating profit	185.4	185.4		185.4
Interest expense	21.2	24.0		24.0
Other income, net	(5.3)	(6.3)	$0.5 (1)	(5.8)
Loss on extinguishment of debt	—	2.9	(2.9) (2)	—
Income from continuing operations before income taxes	169.5	164.8	2.4	167.2
Income taxes	62.6	62.0	0.9	62.9
Income from continuing operations	$106.9	$102.8	$1.5	$104.3
Loss from discontinued operations, net of income taxes	(0.4)	(0.4)		
Net income	$106.5	$102.4		
Earnings per share—basic				
Income from continuing operations	$1.19	$1.14	$0.02	$1.16
Loss from discontinued operations, net of income taxes	—	—		
Net income	$1.19	$1.14		
Earnings per share—diluted				
Income from continuing operations	$1.19	$1.14	$0.01	$1.15
Loss from discontinued operations, net of income taxes	(0.01)	(0.01)		
Net income	$1.18	$1.13		
Weighted average shares outstanding:				
Basic	89.84	89.97	89.97	
Diluted	90.21	90.43	90.43	

(1) The SWAP agreement related to the former Term Loan B facility was terminated in the third quarter 2005, as a result of the amendment and restatement of the credit facility. Consequently, the $0.5 million unrealized gain on hedge that was a component of "Other Comprehensive Income" prior to the termination was recorded as a $0.5 million realized gain in "Other Income" in the third quarter 2005.

(2) In the third quarter of 2005, a charge was incurred for the write-off of unamortized debt issuance costs associated with the Company's June 2004 credit facility and expenses related to the amended and restated credit facility.

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ADESA, Inc.Condensed Consolidated Balance Sheets(In millions)September 30, 2006(unaudited)December 31, 2005Cash and cash equivalents$218.5$245.9Trade receivables, net272.1188.6Finance receivables, net233.9196.7Retained interests in finance receivables sold67.256.8Other current assets34.836.1Total current assets826.5724.1Goodwill559.0532.6Intangible and other assets113.992.9Property and equipment, net606.7595.9Total assets$2,106.1$1,945.5Current liabilities, excluding current maturities of debt$483.2$352.1 Current maturities ofdebt30.070.0Total current liabilities513.2422.1Long-term debt330.0362.5Other non-current liabilities65.771.0Stockholders’ equity1,197.21,089.9Total liabilities and equity$2,106.1$1,945.5

APPENDIX 2

ADESA, Inc.
Reconciliation of EBITDA
($ In Millions)

	Three Months Ended September 30		Incr<Decr>		Nine Months Ended September 30		Incr<Decr>	
	2006	2005	$	%	2006	2005	$	%
Net Income	$ 34.1	$ 31.5	$ 2.6	8.3%	$ 106.5	$ 102.4	$ 4.1	4.0%
Add Back:								
Loss (income) from discontinued operations	0.3	0.1	0.2		0.4	0.4	-	
Income from continuing operations	$ 34.4	$ 31.6	$ 2.8	8.9%	$ 106.9	$ 102.8	$ 4.1	4.0%
Add Back:								
Income taxes	18.6	16.5	2.1		62.6	62.0	0.6	
Interest expense	7.1	7.4	(0.3)		21.2	24.0	(2.8)	
Depreciation and amortization	12.1	10.8	1.3		33.9	30.0	3.9	
	37.8	34.7	3.1		117.7	116.0	1.7	
EBITDA	**$ 72.2**	**$ 66.3**	**$ 5.9**	**8.9%**	**$ 224.6**	**$ 218.8**	**$ 5.8**	**2.7%**
Adjustments for special items:								
Debt prepayment expenses *(1)*	-	2.9	(2.9)		-	2.9	(2.9)	
Gain on termination of swap *(2)*	-	(0.5)	0.5		-	(0.5)	0.5	
	-	2.4	(2.4)		-	2.4	(2.4)	
EBITDA Adjusted for special items	**$ 72.2**	**$ 68.7**	**$ 3.5**	**5.1%**	**$ 224.6**	**$ 221.2**	**$ 3.4**	**1.5%**

(1) In the third quarter of 2005, a charge was incurred for the write-off of unamortized debt issuance costs associated with the Company's June 2004 credit facility and expenses related to the amended and restated credit facility.

(2) The SWAP agreement related to the former Term Loan B facility was terminated in the third quarter 2005, as a result of the amendment and restatement of the credit facility. Consequently, the $0.5 million unrealized gain on hedge that was a component of "Other Comprehensive Income" prior to the termination was recorded as a $0.5 million realized gain in "Other Income" in the third quarter 2005.

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